UNITED STATES
SECURITIES AND EXCHANGE COMMISSIN
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2012

LAPORTE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-182106	Being applied for
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

710 Indiana Avenue, LaPorte, Indiana	46350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (219) 362-7511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

On August 10, 2012, LaPorte Bancorp, Inc., a Federal corporation, LaPorte Savings Bank, MHC, LaPorte Bancorp, Inc., a Maryland corporation (the “Company”) and The LaPorte Savings Bank entered into an Agency Agreement with Sterne, Agee & Leach, Inc. (“Sterne Agee”), which will act as financial advisor during the Company’s stock offering and assist in the marketing of the Company’s common stock during its stock offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-182106) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated August 10, 2012.  For a description of the fees to be paid to Sterne Agee pursuant to the Agency Agreement, see “The Conversion Offering—Plan of Distribution; Selling Agent Compensation” in the prospectus.

A copy of the Agency Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

1.1
Agency Agreement, dated August 10, 2012, by and among LaPorte Bancorp, Inc., a federal corporation, LaPorte Bancorp, Inc., a Maryland corporation, LaPorte Savings Bank, MHC, The LaPorte Savings Bank and Sterne, Agee & Leach, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPORTE BANCORP, INC.
DATE: August 16, 2012	By:	/s/ Michele M. Thompson
Michele M. Thompson
President and Chief Financial Officer